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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated January 20, 1999 and to all references to our Firm included in or made part of this registration statement.

New York, New York
September 24, 1999